The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA











August 31, 2007
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing Ten Ordinary
Share of NIS Group Co. Ltd.
(Form F6 File No. 33397133)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The
Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for NIS Group Co.
Ltd

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

Effective August 31, 2007 the Companys
American Depositary Share (ADS) Ratio
Changed from 1:10 (One ADS
Representing Ten Ordinary Shares) to
2:1 (Two ADSs Representing One
Ordinary Share).

Please contact me with any questions or
comments at 212 8152042


Dennis Chung
Assistant Treasurer
The Bank of New York Mellon  ADR
Division

Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)